Exhibit 10.4

Physicians Formula Holdings, Inc.
1055 West 8th Street
Azusa, California 91702

November 14, 2006

Joseph J. Jaeger
801 E. Walnut Street
Pasadena, CA 91101

Re:                               Physicians Formula Holdings, Inc.

(formerly, PFI Holdings Corp.) (the “Company”)

Amended and Restated Grant of Nonqualified Stock Option

Dear Joe:

The Company’s Board of Directors has previously granted to you, on March 8, 2004, a “performance-vesting” stock option (an “Option”) under the Physicians Formula Holdings, Inc. 2003 Stock Option Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference.  In connection with an initial public offering of the Company’s Common Stock (as defined below) (the “Initial Public Offering”), the Board desires to amend and restate the terms of your Option, effective upon the closing of the Initial Public Offering, to (among other things) accelerate the vesting of a portion of your Option upon completion of the Initial Public Offering.  This Amended and Restated Grant of Nonqualified Stock Option amends and restates in its entirety the Grant of Nonqualified Stock Option, dated March 8, 2004, relating to your Option.

1.                                       Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning set forth in that certain Employment Agreement, dated as of March 8, 2004, by and between you and Pierre Fabre, Inc. (now known as Physicians Formula, Inc.) (as the same may be amended or modified from time to time in accordance with its terms).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan.  The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

“Common Stock” shall mean the Company’s Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean Physicians Formula Holdings, Inc., a Delaware corporation, and (except to the extent the context clearly requires otherwise) any subsidiary corporation of Physicians Formula Holdings, Inc. as such term is defined in Section 424(f) of the Code.

“Disability” shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations as an employee of the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Option Shares” shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock.  Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company and, to the extent that you are permitted to transfer Option Shares pursuant to paragraph 14 hereof, purchasers pursuant to a Public Sale), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” shall mean any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Sale of the Company” shall mean the sale of the Company pursuant to which any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and other than Summit Partners, L.P. and/or any of its affiliated investment funds) acquires (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s board of directors (whether by merger, consolidation or sale or transfer of the Company’s capital stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

2.                                       Option.

(a)                                  Terms.  Your Option is for the purchase of up to 75,000 shares of Common Stock (the “Option Shares”) at a price per share of $0.10 (the “Exercise Price”), payable upon exercise as set forth in paragraph 2(b) below.  Your Option shall expire at the close of business on March 8, 2014 (the “Expiration Date”), subject to earlier expiration as provided in paragraph 3(c) below or upon termination of your employment as provided in paragraph 4(b) below. Your Option is not intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(b)                                 Payment of Option Price.  Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the “Option Price”) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired.  Payment shall be made in cash (including check, bank draft or money order).

3.                                       Exercisability/Vesting.

(a)                                  Normal Vesting.  Your Option may be exercised only to the extent it has become vested as provided in this paragraph 3.  Upon the closing of the Initial Public Offering, your Option shall immediately vest and become exercisable with respect to 57,909 of the Option Shares, and your Option shall vest and become exercisable with respect to the remaining Option Shares in twenty-four (24) equal installments on each monthly anniversary of the closing date of the Initial Public Offering (i.e., monthly “pro-rated” vesting), if and only if you are, and have been, continuously employed by the Company from the date of this Agreement through such monthly anniversary date.

(b)                                 Effect on Vesting in Case of Employment Termination.  Notwithstanding paragraph 3(a) above, unless otherwise determined by the Committee, if your employment with the Company terminates prior to the Expiration Date for any reason other than for Cause, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company ceased and any portion of your Option that was not vested and exercisable on such date shall expire and be forfeited.  If you are discharged for Cause, all of your Option not previously exercised shall expire and be forfeited whether exercisable or not.  The number of Option Shares with respect to which your Option may be exercised shall not increase once you cease to be employed by the Company.

(c)                                  Acceleration of Vesting on Sale of the Company.  If you have been continuously employed by the Company from the date of this Agreement until a Sale of the Company, the portion of your outstanding Option which has not become vested as of the date of such event shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of the Sale of the Company.  In any event, any portion of your Option which has not been exercised prior to or in connection with the Sale of the Company shall expire and be forfeited, unless otherwise determined by the Committee or the Board in its sole discretion.

4.                                       Expiration of Option.

(a)                                  Normal Expiration.  In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

(b)                                 Early Expiration Upon Termination of Employment. Any portion of your Option that was not vested and exercisable as of the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable as of the date your employment with the Company terminated shall also expire and be forfeited; provided that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 90 days from the date of your death or Disability, but in no event after the Expiration Date, (ii) if you resign, the portion of your Option that is vested and exercisable shall expire 45 days from the date of your resignation, but in no event after the Expiration Date, and (iii) if you are discharged other than for Cause, the portion of your Option that is vested and exercisable shall expire 30 days from the date of your discharge, but in no event after the Expiration Date.

5.                                       Procedure for Exercise.  You may exercise all or any portion of your Option, to the extent it has vested and is exercisable, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company’s Secretary) and your written acknowledgement that you have reviewed and have been afforded an opportunity to ask questions of management of the Company with respect to all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above.  As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

6.                                       Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares.  You represent and warrant that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others.  You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered or qualified under the Securities Act and applicable state securities laws, or in the opinion of the Company’s counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder.  You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law.  You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

7.                                       Non-Transferability of Option.  Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution.  During your lifetime only you (or your guardian or legal representative) may exercise your Option.  In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

8.                                       Conformity with Plan.  Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.   Notwithstanding anything to the contrary in this Agreement, the Company is not making, and you hereby acknowledge that the Company has not made, any representations or warranties with respect to the tax treatment of your Option or any tax consequences in connection therewith.

9.                                       Rights of Participants.  Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause), any portion of your Option that was not previously vested and exercisable shall expire and be forfeited, except as otherwise provided herein.  Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

10.                                 Withholding of Taxes.  The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any minimum statutory withholding with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

11.                                 Adjustments.  In the event of (a) a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option, and (b) any merger, consolidation or exchange of shares, the Board or the Committee may make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable, in order to prevent the dilution or enlargement of rights under your Option.  The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefore, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

12.                                 Restrictions on Transfer.

(a)                                  Restrictive Legend.  The certificates representing the Option Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON MARCH 8, 2004, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND JOSEPH J. JAEGER DATED AS OF NOVEMBER 14, 2006, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)                                 Opinion of Counsel.  You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

(c)                                  Holdback.  You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten registration if otherwise permitted by the Company.

13.                                 Remedies.  The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.  The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto shall be entitled to specific performance and/or injunctive relief (without posting bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

14.                                 Amendment.  Except as otherwise provided herein and notwithstanding anything to the contrary in the Plan, any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Plan participants who have been granted options to purchase a majority of the options under the Plan (based on the number of underlying shares of Common Stock issuable upon the exercise of all such options) theretofore granted under the Plan (unless you will be treated in a manner different from other Plan participants, in which case your individual written consent will also be required).

15.                                 Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

16.                                 Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

17.                                 Counterparts.  This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

18.                                 Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

19.                                 Governing Law.  The corporate law of Delaware shall govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of California.

20.                                 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient.  Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

If to the Optionee:

Joseph J. Jaeger
801 E. Walnut Street
Pasadena, CA 91101

If to the Company:

Physicians Formula Holdings, Inc.

1055 West 8th Street

Azusa, California 91702

Attn:            Chief Executive Officer
Chief Financial Officer

Telecopy:  (626) 334-3395

With a copy to (which shall not constitute notice to the Company):

Summit Partners, L.P.
499 Hamilton Avenue
Palo Alto, California 94301

Attention:                                         Walter G. Kortschak
Craig D. Frances

Telephone:                                    (415) 321-1166

Telecopy:                                           (415) 321-1188

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Attention:                                         Ted H. Zook, P.C.
Telephone:                                    (312) 861-2000
Telecopy:                                           (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

21.                                 Entire Agreement.  This Agreement and the Plan constitute the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.  If there are any conflicts in terms and conditions between this Agreement and the Plan, the terms and conditions of the Plan shall govern, unless otherwise determined by the Committee or the Board.

22.                                 Code Section 280G.  Notwithstanding any provision of this Agreement to the contrary, if all or any portion of the payments or benefits received or realized by you pursuant to this Agreement either alone or together with other payments or benefits which you receive or realize or are then entitled to receive or realize from the Company or any of its affiliates would constitute a “parachute payment” within the meaning of Section 280G of the Code and the regulations promulgated thereunder and/or any corresponding and applicable state law provision, such payments or benefits provided to you shall be reduced by reducing the amount of payments or benefits payable to you pursuant to paragraph 3(c) of this Agreement to the extent necessary so that no portion of such payments or benefits shall be subject to the excise tax imposed by Section 4999 of the Code and any corresponding and/or applicable state law provision; provided that such reduction shall only be made if, by reason of such reduction, your net after tax benefit shall exceed the net after tax benefit if such reduction were not made.  For purposes of this paragraph,

“net after tax benefit” shall mean the sum of (i) the total amount received or realized by you pursuant to this Agreement that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, plus (ii) any other payments or benefits which you receive or realize or are then entitled to receive or realize from the Company and any of its affiliates that would constitute a “parachute payment” within the meaning of Section 280G of the Code and any corresponding and applicable state law provision, less (iii) the amount of federal and/or state income taxes payable with respect to the payments or benefits described in (i) and (ii) above calculated at the maximum marginal individual income tax rate for each year in which payments or benefits shall be realized by you (based upon the rate in effect for such year as set forth in the Code, and any corresponding applicable state law provisions at the time of the first receipt or realization of the foregoing), less (iv) the amount of excise taxes imposed with respect to the payments or benefits described in (i) and (ii) above by Section 4999 of the Code and any corresponding and applicable state law provision.

*     *     *     *     *

Please execute the extra copy of this Agreement in the space below and return it to the Company’s Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

Very truly yours,

PHYSICIANS FORMULA HOLDINGS, INC.

By:	/s/ Jeff Rogers
Name: Jeff Rogers
Title: President

Enclosures:                                  (1)                                  Extra copy of this Agreement

(2)                                  Copy of the Plan

The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of November 14, 2006	OPTIONEE

/s/ Joseph J. Jaeger
Name: Joseph J. Jaeger

CONSENT

The undersigned spouse of Joseph J. Jaeger hereby acknowledges that I have read the foregoing Stock Option Agreement and that I understand its contents.  I am aware that the Agreement imposes certain restrictions on the transfer of my spouse’s interest in the Common Stock.  I agree that my spouse’s interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that the my community property interest, if any, shall be similarly bound by this Agreement.  I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel.  I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

/s/ Laraine P. Jaeger
Name of Spouse:

/s/ Rae Kearney
Witness